UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2021

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares – Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into A Material Definitive Agreement.

On February 5, 2021, Nabors Industries Ltd. (the “Company”) entered into an amendment (the “Amendment”) to that certain Rights Agreement, dated as of May 5, 2020, (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent, which Rights Agreement granted one preferred share purchase right (a “Right”) for each issued and outstanding common share of the Company, par value US$0.05 per share (the “Common Shares”). The Rights Agreement provides that a person or group of affiliated or associated persons becomes an “Acquiring Person” (as defined in the Rights Agreement) upon acquiring beneficial ownership of 4.9% or more of the issued and outstanding Common Shares, with certain exceptions for, among other things, employee benefit plans of the Company or of any Subsidiary and holders with beneficial ownership in excess of such percentage as of the time of the first public announcement of the declaration of the grant of Rights.

The Amendment amended the definition of “Acquiring Person” to exclude BlackRock, Inc. (collectively with the investment funds and accounts for which it or its subsidiaries acts or may act as manager and/or investment advisor, “BlackRock”). The Board of Directors of the Company may determine, in its sole discretion, that BlackRock is no longer excluded from the definition of “Acquiring Person” if any of the representations, warranties, conditions or provisions in that certain letter agreement between the Company and BlackRock are breached or cease to true, correct and complete. Under the letter agreement, BlackRock represents, among other things, that:

▪     BlackRock will not acquire 20% or more of the then-outstanding (i) common stock of the Company or (i) preferred stock of the Company (collectively, the “Subject Stock”), but, in each case, excluding from the denominator in calculating such percentage, any shares of Subject Stock held by the Company or any subsidiary of the Company;

▪     No single fund of BlackRock holds or will hold an economic interest (taking into account the ownership rules of Section 382 of the Internal Revenue Code) of 4.9% or more of the then-outstanding (i) common stock of the Company or (ii) preferred stock of the Company (but, in each case, excluding from the denominator in calculating such percentage, any shares of Subject Stock held by the Company or any subsidiary of the Company), other than as disclosed to the Company;

▪     The BlackRock fund disclosed to the Company as holding 4.9% or more of the common stock of the Company shall not beneficially own 7% or more of the common stock of the Company outstanding at any time (excluding from the denominator in calculating such percentage, any shares of common stock held by the Company or any subsidiary of the Company); and

▪     BlackRock will only acquire beneficial ownership of Subject Stock in the ordinary course of business and not with the purpose or effect of changing or influencing control of the Company.

A copy of the Rights Agreement and Amendment is available free of charge from the Company. This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Amendment No. 2 to Rights Agreement, dated February 5, 2021 between Nabors Industries Ltd. and Computershare Trust Company, N.A., as Rights Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabors Industries Ltd.

Date: February 5, 2021	By:	/s/Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary